SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Coherent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mailed to stockholders on or about
March 6, 2004

Coherent, Inc.

Mailed to stockholders on or about
March 6, 2004

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, California 95054

Supplement to Proxy Statement

Dear Stockholder:

     Recently you received a proxy statement relating to our 2004 Annual Meeting of Stockholders. Inadvertently omitted from the proxy statement was a section on “Director Compensation” that was included in our annual report on Form 10-K/A for the fiscal year ended September 27, 2003. The information on “Director Compensation” is set forth below.

Director Compensation

     In fiscal year 2003, members of the Board of Directors who were not employees of the Company received $16,000 plus $1,500 per meeting attended plus $750 per committee meeting attended and the Chairman of the Audit Committee received $3,000 per Audit Committee meeting attended.  Effective June 1, 2003 members of the Board of Directors who were not employees of the Company received $20,000 plus $2,000 per meeting attended plus $1,000 per committee meeting attended. All members of the Board of directors who were not employees of the Company were reimbursed for their expenses incurred in attending such meetings.

     The Company’s 1990 Directors’ Stock Option Plan (the “Directors’ Option Plan”) was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990.  The Board of Directors amended the Directors’ Option Plan on January 25, 1996, and the stockholders approved the amendment on March 20, 1996. The Directors’ Option Plan terminated on December 8, 1999 and no further options will be granted under this plan.  The Directors’ Option Plan provided for the automatic and non-discretionary grant of non-statutory stock options to purchase 20,000 shares of the Company’s Common Stock to each non-employee director on the later of the effective date of the Directors’ Option Plan or the date on which such person became a director.  Thereafter, during the term of the Directors’ Option Plan, each non-employee director was automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director was reelected to serve on the Board of Directors, if, on such date, he or she had served on the Board for at least three months.  Such plan provided that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

     Two non-employee directors each have been granted options to purchase 65,000 shares of the Company’s Common Stock under the Directors’ Option Plan at a weighted average exercise price of $11.62 per share.  One non-employee director has been granted options to purchase 45,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $13.73 per share.  One non-employee director has been granted options to purchase 30,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $21.33 per share. As of the fiscal year ended September 27, 2003, options have been granted to purchase 295,000 shares under the Directors’ Option Plan.

     The Company’s 1998 Directors’ Stock Option Plan (the “1998 Directors’ Plan”) was adopted by the Board of Directors on November 24, 1998 and was approved by the stockholders on March 17, 1999.   The 1998 Directors’ Plan was amended by the stockholders on March 23, 2003. As of January 16, 2004, 150,000 shares were reserved for issuance thereunder.  Under the terms of the 1998 Directors’ Plan, the number of shares reserved for issuance thereunder is increased each year by the number of shares necessary to restore the total number of shares reserved to 150,000 shares.  The 1998 Director’s Plan replaced the Directors’ Option Plan which expired on December 8, 1999.  The 1998 Directors’ Plan provides for the automatic and non-discretionary grant of a non-statutory stock options to purchase 30,000 shares of the Company’s Common Stock to each non-employee director on the date on which such person becomes a director.  Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 12,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months.  Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

     Four non-employee directors have each been granted options to purchase 36,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $31.63 per share.  One non-employee director has been granted options to purchase 51,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $44.60 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $22.98 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company’s Common Stock under such plan at a weighted average exercise price of $24.13 per share. As of the fiscal year ended September 27, 2003, options have been granted to purchase an aggregate of 260,000 shares under the 1998 Directors’ Plan.

     The following table shows options granted to each director of the Company during the last fiscal year.  All options were granted under the 1998 Directors’ Plan.

Option Grants to Directors During Last Fiscal Year

Name	Number of Options

Bernard J. Couillaud, PhD (1)	—
Henry E. Gauthier	21,000
Charles W. Cantoni	21,000
Frank P. Carrubba, PhD	21,000
John H. Hart	21,000
Robert J. Quillinan	30,000
Jerry E. Robertson, PhD	21,000
Lawrence Tomlinson	30,000

__________

(1)	Dr. Couillaud received an option grant of 30,000 shares from the 1998 Directors’ Plan on his retirement from the Company on October 1, 2003.

     As of January 16, 2003, 210,000 shares had been issued on exercise of such options by non-employee directors.  All shares issued on exercise were under the 1990 Directors’ Plan.

     The following table shows, as to each non-employee director, information concerning options exercised under the Directors’ Option Plan during the last fiscal year:

Option Exercises in Last Fiscal Year by Directors

Name	Shares Acquired On Exercise	Value Realized (1)

Bernard J. Couillaud, PhD	0	—
Henry E. Gauthier	20,000	$35,400
Charles W. Cantoni	0	—
Frank P. Carrubba, PhD	0	—
John H. Hart	0	—
Robert J. Quillinan (2)	0	—
Jerry E. Robertson, PhD	0	—
Lawrence Tomlinson	0	—

__________

(1)

The value realized is calculated based on closing price of the Company’s Common stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)	Does not include options exercised for 70,000 shares of Common Stock exercised under the Company’s stock option plan for employees at an average exercise price of $14.64 per share.

     This supplement is being mailed to our stockholders entitled to vote at the 2004 Annual Meeting of Stockholders.

Sincerely, /s/ Scott Miller Scott Miller Senior Vice President and General Counsel

Santa Clara, California
March 1, 2004